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                                                                     EXHIBIT 5.1


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
                                                       NEGLAW OFFICES
                                         NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.
                                         A REGISTERED LIMITED LIABILITY PARTNERSHIP

        NEIL E. GRAYSON                         999 PEACHTREE STREET, N.E.                           OTHER OFFICES:
        (404) 817-6113                               FIRST UNION PLAZA                         CHARLESTON, SOUTH CAROLINA
INTERNET ADDRESS: NEG@NMRS.COM                          SUITE 1400                             CHARLOTTE, NORTH CAROLINA
                                                  ATLANTA, GEORGIA 30309                        COLUMBIA, SOUTH CAROLINA
                                                 TELEPHONE (404) 817-6000                      GREENVILLE, SOUTH CAROLINA
                                                 FACSIMILE (404) 817-6050                     MYRTLE BEACH, SOUTH CAROLINA
                                                       WWW.NMRS.COM
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                                                 December 4, 1997

Southeast Commerce Holding Company
100 Galleria Parkway, Suite 400
Atlanta, Georgia 30339

                  Re:      Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel to Southeast Commerce Holding Company (the "Company") in connection with the filing of a Registration Statement on Form SB-2 (the "Registration Statement"), under the Securities Act of 1933, covering the offering of up to 1,500,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share. In connection therewith, we have examined such corporate records, certificates of public officials, and other documents and records as we have considered necessary or proper for the purpose of this opinion.

      The opinions set forth herein are limited to the laws of the State of Georgia and applicable federal laws.

      Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares, when issued and delivered as subscribed in the Registration Statement, will be legally issued, fully paid, and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                                     NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.



                                     By: /s/ Neil E. Grayson
                                         ----------------------------------
                                           Neil E. Grayson